UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 1, 2025

American Coastal Insurance Corporation
(Exact name of registrant as specified in its charter)

Delaware		001-35761		75-3241967
(State or other jurisdiction of incorporation)		(Commission File Number)		(IRS Employer Identification No.)

570 Carillon Parkway, Suite 100				33716
Saint Petersburg,	FL
(Address of principal executive offices)				(Zip Code)

		(727)	633-0851
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.0001 par value per share	ACIC	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01: Completion of Acquisition or Disposition of Assets
On April 1, 2025, American Coastal Insurance Corporation (the "Company") completed the sale of 100% of the issued and outstanding stock of its wholly owned subsidiary, Interboro Insurance Company ("IIC") to Forza Insurance Holdings, LLC ("Forza").

The Company received $26.4 million in consideration from Forza based on the estimated generally accepted accounting principles ("GAAP") equity of IIC as of the closing date. The Company and Forza will true-up this consideration in approximately 30 days using the finalized GAAP equity of IIC as of April 1, 2025.

On May 14, 2024, the Company filed a Current Report on Form 8-K disclosing the stock purchase agreement between the Company and Forza related to this sale. The stock purchase agreement is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
1.1	Stock Purchase Agreement, dated as of May 9, 2024, between the Company and Forza Insurance Holdings, LLC. (incorporated by reference to the Company's Current Report on Form 8-K filed on May 14, 2024)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

AMERICAN COASTAL INSURANCE CORPORATION
April 1, 2025	By:	/s/ B. Bradford Martz
B. Bradford Martz, President & Chief Executive Officer